Exhibit 10.3

CONVERSION AGREEMENT

CONVERSION AGREEMENT dated as of November 8, 2024 (this “Agreement”) by and between Nukkleus Inc., a Delaware corporation (the “Company”), and X Group Fund of Funds, Limited Partnership (the “Holder”).

RECITALS

WHEREAS, as of the effective date of this Agreement, the Company owes the Holder an aggregate of $771,085, including without limitation the principal and accrued interest thereon and all rights of the Holder pursuant to (i) Senior Unsecured Promissory Note issued to the Holder in the principal amount of $125,000 on September 10, 2024, (ii) Senior Unsecured Promissory Note issued to the Holder in the principal amount of $312,500 dated June 11, 2024 and (iii) Senior Unsecured Promissory Note issued to the Holder in the principal amount of $31,250 dated June 18, 2024 and (iv) Senior Unsecured Promissory Note issued to the Holder in the principal amount of $31,250 dated June 17, 2024 and (v) the principal amount of $51,000 funded by the Holder to the Company on September 28, 2024, which was not evidenced by a promissory note (vi) the principal amount of $76,000 funded by the Holder to the Company on September 28, 2024, which was not evidenced by a promissory note (vii) the principal amount of $57,000 funded by the Holder to the Company on September 28, 2024, which was not evidenced by a promissory note (viii) the principal amount of $10,000 funded by the Holder to the Company on October 20, 2024, which was not evidenced by a promissory note all with the accrued agreed interest of 12 per annum(collectively, the “Debt”); and

WHEREAS, the Holder desires that the Company exchange the Debt for 385,542 shares of common stock of the Company (the “Settlement Shares”) and a Warrant to acquire 351,424 of common stock of the Company exercisable for a term of five years at a per share of $2.00 (the “Warrant”) simultaneous upon the execution and delivery of this Agreement, and said parties have agreed to effectuate such exchange upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
EXCHANGE

Section 1.1 Exchange. Upon the terms and subject to the conditions set forth in this Agreement, (i) simultaneous with the execution and delivery of this Agreement, the Holder shall deliver to the Company the original documentation evidencing the Debt and (ii) within ten business days thereafter, the Company shall deliver to the Holder a book entry statement representing the Settlement Shares and the Warrant both registered in the name of the Holder. It is the intention of the parties that such exchange is a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Section 1.2 Restricted Securities. The Settlement Shares and the Warrant being issued to the Holder hereunder are duly and validly issued, fully paid and non-assessable, and will be free of any liens, claims or encumbrances and restrictions on transfer other than the fact that such shares are “restricted securities” as such term is defined under the Securities Act. Accordingly, the Settlement Shares received by the Holder may only be sold or transferred pursuant to an effective registration statement or in accordance with an exemption from registration under the Securities Act.

Section 1.3 Legend. The book entry evidencing the Settlement Shares and the Warrant shall contain a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby represents and warrants to the Company the following:

Section 2.1 Ownership of the Debt. The Holder is the sole owner of the Debt and has good and marketable title to such Debt, free and clear of any title defect, objection, security interest, pledge, encumbrance, lien, charge, claim, option, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the transfer or other exercise of any attributes of ownership (collectively, “Liens”).

Section 2.2 Authority. The Holder has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and all documents and instruments specified herein, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. If the Holder is an entity, the person executing this Agreement has been duly authorized by the Holder to execute and deliver this Agreement on behalf of such Holder. This Agreement has been duly executed and delivered by the Holder and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against him in accordance with its terms.

Section 2.3 Approval of Transaction; No Conflict. The execution and delivery of this Agreement by the Holder does not, and the performance of this Agreement by the Holder will not, require any consent, approval, authorization or other action by, or filing with or notification to, any person, entity, governmental authority or regulatory authority. Furthermore, the execution, delivery and performance of this Agreement by the Holder does not and will not (x) conflict with or violate any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Holder is a party or by which any of his assets are bound or (y) result in the creation or imposition of any Lien on the Debt. If Holder is an entity, the execution, delivery and performance of this Agreement by the Holder does not and will not violate or conflict with any provision of the Articles of Incorporation or By-Laws or other organizational documentation of the Holder.

Section 2.4 Investment Intent. The Holder is an “accredited investor”, as that term is defined in Regulation D under the Securities Act. The Holder acknowledges that he is able to evaluate and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of accepting the Settlement Shares in exchange for the Debt. The Holder further acknowledges that the shares of Settlement Shares are restricted securities, and as such cannot be offered or sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption therefrom is available. The Holder is receiving the Settlement Shares for his own account and not with a present view towards the public sale or distribution, other than as set forth in this Agreement. The Holder understands that the Settlement Shares is being offered and sold to him in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company are is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Settlement Shares. The Holder and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the offer and sale of the Settlement Shares which have been requested by the Holder or his advisors. The Holder and his advisors, if any, have been afforded the opportunity to ask questions of the Company.

Section 2.5 Counsel. The Holder represents that he has had the opportunity to review and discuss this Agreement with counsel of his choosing, that he knows and understands the legal effect of this Agreement and the transactions contemplated hereby, that he requested the exchange of his Debt to Settlement Shares and that he is voluntarily executing and delivering this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Holder the following:

Section 3.1 Authority. The company is duly organized and validly existing under the laws of the State of Delaware and has been duly authorized by all necessary and appropriate action to enter this Agreement and consummate the transactions contemplated herein. The company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and all documents and instruments specified herein, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the company and, assuming due authorization, execution and delivery by the Holder, this Agreement constitutes a legal, valid and binding obligation of the company, enforceable against the company in accordance with its terms.

Section 3.2 Approval of Transaction; No Conflict. The execution and delivery of this Agreement by the company does not, and the performance of this Agreement by the company will not, require any consent, approval, authorization or other action by, or filing with or notification to, any person, entity, governmental authority or regulatory authority. The execution, delivery and performance of this Agreement by the company does not and will not conflict with or violate any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the company is a party.

Section 3.3 Shares. The Company represents and warrants that upon issuance, the Settlement Shares shall be duly authorized, fully paid and non-assessable. Upon execution and delivery of this Agreement, the Debt, including without limitation, the principal and all accrued interest thereon, shall be terminated in its entirety and shall no longer represent an outstanding obligation of the Company.

ARTICLE IV
INDEMNIFICATION

Section 4.1 Indemnification by the Holder. The Company and its successors and assigns shall be indemnified and held harmless by the Holder from and against any and all damages, losses, liabilities, taxes (including any deficiencies and penalties and interest thereon), and costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (collectively, “Damages”) resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Holder contained in this Agreement and as a result of the transaction contemplated herein.

Section 4.2 Indemnification by the companies. The Holder and his affiliates, consultants, representatives and their respective successors and assigns shall be indemnified and held harmless by the Company from and against any and all Damages resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of said company contained in this Agreement and as a result of the transaction contemplated herein.

Section 4.3 Notice. Each party hereto agrees to give to the other prompt notice of any claim or action by a third party or occurrence of any event which may give rise to a claim or action for indemnification hereunder. The failure to provide such notice shall not release the indemnifying party from its obligations under this Article IV, except to the extent that the indemnifying party is materially prejudiced by such failure.

ARTICLE V
GENERAL PROVISIONS

Section 5.1 Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements and understandings between the parties with respect to the matters provided for and supersedes any previous agreements and understandings between the parties with respect to those matters.

Section 5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in such State, without regard to conflict of law rules applied in such State. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

Section 5.3 Notices. Any notice required or given with respect to this Agreement shall be valid and effective when delivered (i) by registered or U.S. post office stamped certified mail, (ii) by a nationally recognized overnight air courier, or (iii) by hand, in all cases to:

If to the Company, to:

Nukkleus Inc.

525 Washington Blvd.

Jersey City, New Jersey 07310

If to the Holder, to their address of the signature page of this Agreement.

Any party hereto may change such address by notice given at least five (5) days in advance to the other party in accordance with this Section.

Section 5.4 Binding Agreement. This Agreement, including without limitation, all the representations and warranties contained herein, shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 5.5 Amendment. This Agreement may be amended or modified only by a written instrument executed by all the parties hereto.

Section 5.6 No Waiver. The failure of a party at any time or times to require performance of any provisions hereof shall in no manner be deemed to affect the party’s right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term or provision of this Agreement.

Section 5.7 References. The headings in this Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the term and conditions hereof.

Section 5.8 Unenforceability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceability of the other provisions hereof, all of which provisions are hereby declared severable, and this Agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

Section 5.9 Counterparts. This Agreement may be executed by facsimile or other electronic transmission and in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 5.10 Further Assurances. The parties hereto will execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.

NUKKLEUS INC.

By:	/s/Menachem Shalom
	Name:	Menachem Shalom
	Title:	CEO

X Group Fund of Funds, LP

By:	/s/ Anastasiia Kotaieva
	Name:	Anastasiia Kotaieva
	Title:	Owner
Address: